EXHIBIT 99.1

RESIGNATION LETTER
ENVISION SOLAR INTERNATIONAL, INC.

The undersigned, Donald Moody, hereby resigns as a director of Envision Solar International, Inc. (the “Company”), effective September 8, 2016. My resignation is not the result of any disagreement or dispute that I had with the Company, its management or its Board of Directors, rather, I desire to make room on the Board of Directors for a new director who has been identified, whose appointment I support.

Donald Moody, Resigning Director